UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 16, 2011
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-50784 (Commission File Number No.)	52-2081178 (IRS Employer Identification No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On September 16, 2011, Blackboard Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). There were 28,576,765 shares represented in person or by proxy at the Special Meeting, representing 81.3% of the shares entitled to vote at the meeting. The final voting results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are presented in the tables below.
Proposal 1. Approval and Adoption of the Merger Agreement. The Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 30, 2011, by and among Bulldog Holdings, LLC, a Delaware limited liability company, Bulldog Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Bulldog Holdings, LLC, and the Company, was adopted by an affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the record date of August 3, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

24,761,688	20,310	3,794,766	0
Proposal 2. Approval of Adjournment of Special Meeting. The Company’s stockholders voted to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

23,694,045	1,095,705	3,787,015	0
Proposal 3. Advisory Vote on the Approval of “Golden Parachute” Executive Compensation. The stockholders approved, on an advisory basis, the “golden parachute” compensation payable under existing agreements with the Company that certain executive officers of the Company will or may receive in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

21,245,096	2,939,310	4,392,358	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)
Dated: September 22, 2011	By:	/s/ Matthew H. Small
Matthew H. Small
Chief Legal Officer